Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 24, 2024 with respect to the consolidated financial statements of LeddarTech Holdings Inc. (the “Company”) at and for the years ended September 30, 2023 and September 30, 2024, and with respect to the adjustments to retrospectively apply the reporting of discontinued operations to the consolidated financial statements of the Company at and for the year ended September 30, 2022, which appears in the prospectus supplement of the Company dated December 26, 2024, which prospectus supplement forms a part of: (i) the Registration Statement on Form F-4 (No. 333-275381) of the Company; (ii) the Registration Statement on Form F-1 (No. 333-277045) of the Company; and (iii) the Registration Statement on Form F-1 (No. 333-279803) of the Company; and to the reference to our firm under the heading “Experts” in the prospectuses forming a part of the foregoing Registration Statements.

/s/ Richter LLP

Montreal, Quebec, Canada

December 26, 2024